EMPLOYMENT AGREEMENT


           THIS AGREEMENT ("Agreement") is made and entered into, as of this 31stday of August 1999 ("Effective Date"), by and between Michael F. Mulholland an individual resident of the State of Pennsylvania ("Employee"), and Internet Cable Corporation, a Nevada corporation ("Employer") with its principal place of business at 263 King Street, Second Floor, Charleston, South Carolina 29401.

                               W I T N E S S E T H

           WHEREAS, Employer desires to employ Employee, and Employee desires to be employed by Employer, on the terms and conditions hereinafter set forth;

           NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

           SECTION 1.EMPLOYMENT.

           1.1 Subject to the terms hereof, Employer hereby employs Employee, and Employee hereby accepts such employment. Employee will serve in the capacity of Chief Executive Officer and President of Employer and will have duties and responsibilities customarily assigned to a person with such title. Employee hereby agrees that, throughout his period of employment, he shall devote his business time, attention, knowledge and skills, diligently in the furtherance of the business of the Employer and of its subsidiaries and affiliates, shall perform his duties consistent with his position with Employer and shall observe and carry out such rules and regulations, policies and directions as Employer may from time to time establish to the extent consistent herewith. During the term of this Agreement, Employee shall do such traveling as may be reasonably required of him in the performance of his duties on behalf of Employer.

           1.2 The principal offices of Employer will be located in the West Chester, Pennsylvania are with appropriate secretarial support at Employer's expense.

           SECTION 2.TERM OF EMPLOYMENT.

           2.1 The term of Employee's employment hereunder (the "Initial Term") shall be from the Effective Date and expire at the earlier of (a) the third anniversary of the date of this Agreement or (b) the occurrence of any of the following events:

           (i) The death or total disability of Employee (total disability meaning the failure to substantially perform his normal required services hereunder for a period of six (6) consecutive months during any consecutive twelve (12) month period during the term hereof, as determined by an independent medical doctor jointly chosen by the Employee and the Employer, by reason of mental or physical disability; or

           (ii) The termination by Employer of Employee's employment hereunder, upon seven (7) days prior written notice to Employee, which termination shall be for "Cause", as determined by the Board of Directors of Employer in accordance with the terms hereof. For purposes of this Agreement, "Cause" for termination of Employee's employment shall exist (V) if Employee is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement with regard to Employer,
                (W) if Employee has engaged in a dishonest act to the material damage or prejudice of Employer or an affiliate of Employer, or in conduct or activities materially damaging to the property, business, or reputation of Employer or an affiliate of Employer,
                (X) if Employee violates any of the provisions contained in
                Section 4 of this Agreement, after receiving thirty (30) days written notice from Employer specifically outlining the alleged violations by the Employee of Section 4 hereof and Employee has not cured the alleged violations within thirty (30) days of receipt of written notice by the Employer; (Y) Employee willfully breaches or habitually and recklessly neglects the duties he is required to perform hereunder, or performs such duties in a grossly negligent manner, after receiving thirty
                (30) days written notice from Employer specifically outlining the violations of this Section and Employee has not cured the alleged violations of this Section within thirty (30) days of receipt of written notice by Employer.

           2.2 SUCCESSIVE TERMS. After the Initial Term, this Agreement shall continue upon a year-to-year basis (the "Successive Terms"; together with the Initial Term, the "Term") unless terminated by either the Employer or the Employee upon ninety (90) days written notice to the other prior to the end of the Initial Term or the then Successive Term.

           SECTION 3.COMPENSATION.

           3.1 TERM OF EMPLOYMENT. Employer will provide Employee with the following salary, expense reimbursement and additional employee benefits during the term of employment hereunder:

           (a) SALARY. During the Initial Term, Employee will be paid a salary (the "Salary"), that shall be no less than three-hundred-thousand United States dollars (US$300,000.00) per annum, less deductions and withholdings required by applicable law. Thereafter, and during the Successive Terms, Employee will be paid a salary of not less than three-hundred-thousand United States dollars (US$300,000) (the "Successive Terms Salary") determined in good faith negotiations between Employer and Employee. The Salary and Successive Terms Salary shall be paid to Employee in equal monthly installments (or on such more frequent basis as other executives of Employer are compensated).

           (b) COMPENSATION FOR SERVICES PROVIDED. From September 1, 1999 to the date of this Agreement, Employee has served as a Consultant of Employer. Upon the execution of this Agreement, Employer will tender a check payable to Employee in the amount of eighty-thousand United States dollars (US$80,000) representing the balance of compensation due to Employee for his services as a Consultant.

           (c)  PERFORMANCE BONUS.

                (i) Subject to Employer's and Employee's discussions, Employer shall reserve as an equity performance bonus, shares of Employer's common stock, no par value per share (the "Shares") , which shall be available for issuance to Employee as follows:

                     (1) In the event Employer's pre-tax earnings (which shall be calculated as follows: gross revenues - cost of sales - salary, general and administrative expenses) in Employee's first year of employment exceed the mutually agreed upon target, Employer shall issue to Employee a mutually agreed upon number of Shares.

                (ii) Employee shall be entitled to receive a monetary
                     performance bonus as follows:

                     (1) In the event Employer's pre-tax earnings (which shall be calculated as follows: gross revenues - cost of sales - salary, general and administrative expenses) in Employee's first year of employment exceed the mutually agreed upon target, Employer shall pay to Employee a bonus in the amount to mutually agreed upon.

                (iii) The determination of whether Employer has achieved a certain level of pre-tax earnings in any year for the purposes of this section shall be made by the certified public accountant regularly retained or employed by Employer with ninety (90) days after the end of each calendar year, and shall be conclusive on Employer and Employee.

                (iv) The parties' good faith and fair dealing is a material term of this Agreement, particularly with regard to future negotiations to define the performance bonuses identified in this section.

Notwithstanding any provision to the contrary contained herein. Employee shall not be eligible to any performance bonus for any year during which Employee is not employed by Employer pursuant to this Agreement.


           (d) VACATION. Employee shall be entitled to receive six (6) weeks paid vacation during each year of employment upon dates to be taken at such times and in such periods as shall not interfere with the duties required to be rendered by Employee hereunder.

           (e) EXPENSES. Employer shall reimburse Employee within thirty (30) days of its receipt of a reimbursement report with supporting receipts from the Employee, for all reasonable and necessary expenses incurred by Employee in performing services hereunder, including without limitation, all expenses of travel and living expenses when away from home on business at the request of or in the service of Employer; use of country club membership; and automobile allowance.

           (f) BENEFIT PLANS. Employee shall have the option of participating in such medical, dental, disability, hospitalization, life insurance, stock option and other benefit plans (such as pension and profit sharing plans) as Employer maintains from time to time for the benefit of other full-time employees of Employer, on the terms and subject to the conditions set forth in such plans.

           (g) STOCK COMPENSATION. This Agreement confirms the parties' pre-exisiting agreement that, Employer shall issue to Employee an option to purchase one-million-five-hundred-thousand (1,500,000) Share at an exercise price of four United States dollars and sixty-two and one-half cents (US$4.625) per share. The term of such option shall be for a period of five (5) years from the Effective Date. The option shall vest according to the following schedule: (i) three-hundred-seventy-five-thousand (375,000) Shares on the Effective Date; (ii) three-hundred-seventy-five-thousand (375,000) Shares on August 31, 2000 (iii) three-hundred-seventy-five-thousand (375,000) Shares on August 31, 2001; and (iv) three-hundred-seventy-five-thousand (375,000) Shares on August 31, 2002.

                However, vesting shall be accelerated in full in the event of death, disability, involuntary termination without Cause (as defined in Section 2.1(ii) above); the termination of employment with Employer's consent; the filing of a voluntary or involuntary bankruptcy; or upon the sale, pledge or distribution of Employer's assets defined as follows: (W) the sale of forty-five percent (45%) or more of Employer's assets; (X) the entry into an agreement covering over fifteen (15%) of the voting common stock to a related party, as defined in Section 12 of the Securities Act of 1933, as amended, without Employee's written consent, which will not be unreasonably withheld; or (Y) a recapitalization of Employer; or (Z) a split of any manner in Employer's voting common stock.

           (h) AUTOMOBILE ALLOWANCE. During the Term, Employer shall pay Employee nine-hundred United States dollars (US$900.00) per month as an allowance for the use of Employee's automobile. In lieu of such allowance, Employer may furnish, or lease, an automobile mutually acceptable to both Employer and Employee for Employee's use.

           3.2 EFFECT OF TERMINATION. Upon the termination of the employment of Employee hereunder for Cause, Employee shall be entitled to all compensation and benefits earned or accrued under Section 3.1 as of the effective date of termination. Upon the termination of this Agreement during the first thirty (30) months of the Initial Term or the then Successive Term, as the case may be, for any reason other than for Cause, Employee shall be entitled to receive all compensation and benefits provided in Section 3.1 through the end of the Initial Term or the then Successive Term, as the case may be. Upon the termination of this Agreement during the last six (6) months of the Initial Term or the then Successive Term, as the case may be, for any reason other than for Cause, Employee shall be entitled to receive all compensation and benefits earned or accrued under Section 3.1 as of the effective date of termination plus an amount equal to six (6) months Salary and continuation of benefits for six (6) months.

           SECTION 4.NONSOLICITATION.

           4.1 DEFINITIONS. For the purposes of this Section 4, the following definitions shall apply.

           (a) "Confidential Information" means any confidential, proprietary business information or data belonging to or pertaining to Employer that does not constitute a "Trade Secret" (as hereinafter defined) and that is not generally known by or available through legal means to the public, including, but not limited to, information regarding the Employer's customers or actively sought prospective customers, acquisition targets, suppliers, manufacturers and distributors gained by Employee as a result of his employment with Employer.

           (b) "Customer" means actual customers or actively sought prospective customers of Employer.

           (c) "Trade Secrets" means information or data of or about Employer, including but not limited to technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, products plans, or lists of actual or potential customers, clients, distributees or licensees, information concerning or Employer's finances, services, staff, contemplated acquisitions, marketing investigations and surveys, that are not generally known to, and/or are not readily ascertainable by proper means by, other persons.

           (d) "Work Product" means any and all work product property, data documentation or information of any kind prepared, conceived, discovered, developed or created by Employee for Employer or its affiliates' clients or customers for utilization in Employer's business, not generally known by or not readily ascertainable by proper means by other persons who can obtain economic value from their disclosure or use.

           4.2  TRADE NAME AND CONFIDENTIAL INFORMATION.

                (a) Employee hereby agrees that at all times during the Term and thereafter:

                     (i) Employee shall not, directly or by assisting others own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected in any manner with, any business conducted under any corporate or trade name of Employer or name confusingly similar thereto, without the prior written consent of Employer;

                     (ii) Employee shall hold in confidence all Trade Secrets
                          and all Confidential Information and will not, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, appropriate or otherwise communicate any Trade Secrets or Confidential Information, without the prior written consent of Employer; and

                     (iii) During the Term Employee shall immediately notify
                          Employer of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which Employee becomes aware, Employee shall assist Employer, to the extent necessary, in the procurement or any protection of Employer's rights to or in any of the Trade Secrets or Confidential Information.

                (b) Upon the request of Employer, Employee shall deliver to Employer all memoranda, notes, records, manuals and other documents, including all copies of such materials and all documentation prepared or produced in connection therewith, pertaining to the performance of Employee's services hereunder or Employer's business or containing Trade Secrets or Confidential Information, whether made or complied by Employee or furnished to Employee from another source by virtue of Employee's employment with Employer.

                (c) To the greatest extent possible, all Work Product shall be deemed to be "work made for hire" (as defined in the Copyright Act, 17 U.S.C.A. Section 101 ET SEQ., as amended) and owned exclusively by Employer. Employee hereby unconditionally and irrevocably transfers and assigns to Employer all rights, title and interest Employee may have in or to any and all Work Product, including, without limitation, all patents, copyrights, trademarks, service marks and other intellectual property rights arising out of the Work Product. Employee agrees to execute and deliver to Employer any transfers, assignments, documents or other instruments which Employer may deem necessary or appropriate to vest complete title and ownership of any and all such Work Product, and all rights therein, exclusively in Employer.

           4.3 NONSOLICITATION AND NONCOMPETE. Employee hereby agrees that Employee will not, during the Term and for a period of one (1) year following the Term, either directly or indirectly, alone or in conjunction with any other party, on the North American continent:

                (a) solicit, divert or appropriate or attempt to solicit, divert or appropriate, any Customer for the purpose of providing the Customer with services or products competitive with those offered by Employer during the Term; or

                (b) solicit or attempt to solicit any officer, director, employee, consultant, contractor, agent, lessor, lessee, licensor, licensee, supplier or any shareholder of Employer or other personnel of Employer or any of its affiliates or subsidiaries to terminate, alter or lessen that party's affiliation with Employer or such affiliate or subsidiary or to violate the terms of any agreement or understanding between such employee, consultant, contractor or other person and Employer; or

                (c) engage in, as owner, stockholder, employee, partner, agent, representative or otherwise, or have an interest in (except for ownership of publicly trade securities representing not more than five percent (5%) of the outstanding voting shares), any business, firm, corporation or other entity in direct competition with the business of Employer.

                     (i) Upon the conclusion of the Initial Term, if this Agreement is not renewed for a Successive Term, Employee may be engaged solely as an employee in any business, firm, corporation or other entity in direct competition with the business of Employer.

           Nothing contained in this Section 4 shall prohibit Employee from acquiring not more than five percent (5%) of any competitor of Employer whose common stock is publicly traded on a national securities exchange or in the over-the-counter market or from acquiring any percentage of any company which is non-competitive with Employer.

           SECTION 5.MISCELLANEOUS.

           5.1 SEVERABILITY. The covenants in this Agreement shall be construed as covenants independent of one another and as obligations distinct from any other contract between Employee and Employer. Any claim that Employee may have against Employer shall not constitute a defense to enforcement by Employer of this Agreement.

           5.2 SURVIVAL OF OBLIGATIONS. The covenants in Section 4 of this Agreement shall survive termination of Employee's employment for the period set forth therein.

           5.3 NOTICES. Any notice or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered in person or by courier, by telecopy transmission or sent by any express mail service, postage or fees prepaid at the following addresses:

           EMPLOYER:           Internet Cable Corporation
           --------            263 King Street, Second Floor
                               Charleston, South Carolina 29401
                               Telephone:  (843) 722-8007
                               Facsimile:  (843) 873-4594
                               Attention:   Secretary

           WITH A
           COPY TO:            Gersten, Savage & Kaplowitz, LLP
           -------             101 East 52nd Street
                               New York, New York 10022
                               Telephone:   (212) 752-9700
                               Facsimile:   (212) 813-9768
                               Attention:    Christopher J. Kelly, Esq.


           EMPLOYEE:           Michael F. Mulholland
           --------            2 Bittersweet Drive
                               West Chester, Pennsylvania 19382-7056
                               Telephone:   (610) 793-3951
                               Facsimile:   (610) 793-9386

or at such other address or number for a party as shall be specified by like notice. Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or its agent.

           5.4 BINDING EFFECT. This Agreement inures to the benefit of, and is binding upon, Employer and their respective successors and assigns, and Employee, together with Employee's executor, administrator, personal representative, heirs, and legatees.

           5.5 ENTIRE AGREEMENT. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement supersedes and terminates all prior employment and compensation agreements, arrangements and understandings between or among Employer, Employer's Management and Employee. This Agreement may be modified only by a written instrument signed by all of the parties hereto.

           5.6 ARBITRATION. Any claim or controversy arising out of or relating to the formation, interpretation and enforcement of this Agreement or any breach thereof, shall be settled by arbitration, in accordance with the ten current rules of the American Arbitration before a panel of three (3) arbitrators. Any such arbitration shall take place in Philadelphia, Pennsylvania. Judgement upon the written award rendered by a majority of the arbitrators may be entered in the court having jurisdiction thereof. The written decision of the majority of the arbitrators shall be valid, binding and final, and shall be a condition precedent to any legal action that any party may contemplate against the other, except to compel arbitration pursuant hereto.

           5.7 GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with, the laws of the Commonwealth of Pennsylvania. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority or by any board of arbitrators by reason of such party or its counsel having or being deemed to have structured or drafted such provision.

           5.8 ATTACHMENT. Except as required by law, the right to receive payments under this Agreement shall not be subject to attachment, sale, pledge, encumbrance, charge, levy or similar process or assignment, and any attempt to do so shall be null and void.

           5.9 HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           5.10 SPECIFIC PERFORMANCE. Each party hereto hereby agrees that any remedy at law for any breach of the provisions contained in this Agreement shall be inadequate and that the other parties hereto shall be entitled to specific performance and any other appropriate injunctive relief in addition to any other remedy such party might have under this Agreement or at law or in equity.

           5.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the _____day of December, 1999.


                                INTERNET CABLE CORPORATION


                                By:__________________________
                                Name:  Timothy R. Karnes
                                Title: President



                                By:___________________________
                                Michael F. Mulholland